                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  RHODES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                (RHODES, INC.
                               FURNITURE LOGO)


                                 June 26, 1995

Dear Shareholder:

     You are cordially invited to attend the 1995 Annual Meeting of Shareholders of Rhodes, Inc. to be held on July 24, 1995 at 4370 Peachtree Road, Atlanta, Georgia, 30319. The meeting will begin promptly at 10:00 a.m., local time, and we hope that it will be possible for you to attend.

     The items of business are listed in the Notice of Annual Meeting and are more fully addressed in the Proxy Statement provided herewith.

     Please date, sign and return your proxy card in the enclosed envelope at your convenience to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend.

     On behalf of your Board of Directors, thank you for your continued support and interest in Rhodes, Inc.

                                           Sincerely,

                                           /s/ Irwin L. Lowenstein
                                           ----------------------------------
                                           Irwin L. Lowenstein
                                           Chairman of the Board of Directors
                                           and Chief Executive Officer

                                  RHODES, INC.
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JULY 24, 1995
                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Rhodes, Inc. (the "Company") will be held at 4370 Peachtree Road, Atlanta, Georgia, 30319, on Monday, July 24, 1995, at 10:00 a.m., local time, for the following purposes:

          (i) To elect five directors to serve until the 1996 Annual Meeting of Shareholders;

          (ii) To ratify the appointment of Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending February 29, 1996; and

          (iii) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only the holders of record of Common Stock of the Company at the close of business on June 19, 1995 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof. A list of shareholders as of the close of business on June 19, 1995 will be available at the Annual Meeting of Shareholders for examination by any shareholder, such shareholder's agent or such shareholder's attorney.

     Your attention is directed to the Proxy Statement provided with this Notice.

                                          By Order of the Board of Directors,

                                          /s/ Joel H. Dugan
                                          -----------------------------------
                                          Joel H. Dugan

                                          Senior Vice President
                                          and Secretary

Atlanta, Georgia
June 26, 1995

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                                  RHODES, INC.
                              4370 PEACHTREE ROAD
                             ATLANTA, GEORGIA 30319
                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 24, 1995

     The 1995 Annual Meeting of Shareholders (the "Annual Meeting") of Rhodes, Inc. (the "Company") will be held on July 24, 1995 at 10:00 a.m. at 4370 Peachtree Road, Atlanta, Georgia, for the purposes set forth in the Notice of Annual Meeting of Shareholders attached hereto. The enclosed form of proxy is solicited by the Board of Directors of the Company (the "Board" or "Board of Directors") and the cost of the solicitation will be borne by the Company. When the proxy is properly executed and returned, the shares it represents will be voted as directed at the Annual Meeting or any adjournment thereof, or, if no direction is indicated, such shares will be voted in favor of the proposals set forth in the Notice of Annual Meeting of Shareholders attached hereto. Any shareholder giving a proxy has the power to revoke it at any time before it is voted. All proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later-dated proxy or by voting in person at the Annual Meeting.

                                     VOTING

     Only holders of record of shares of the Company's common stock, without par value (the "Common Stock"), as of the close of business on June 19, 1995 will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 9,364,198 shares of Common Stock. Shareholders of record as of the close of business on June 19, 1995 are entitled to one vote for each share of Common Stock held. No cumulative voting rights are authorized and dissenters' rights for shareholders are not applicable to the matters being proposed. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to shareholders on or about June 26, 1995.

     The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the shares present in person or by proxy and entitled to vote is required to elect directors. With respect to any other matter that may properly come before the Annual Meeting, the approval of any such matter would require a greater number of votes cast favoring the matter than the number of votes cast opposing such matter. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). Broker non-votes will not be counted as votes for or against matters presented for shareholder consideration, including the election of directors. Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions have no effect on the outcome of any vote, including the election of directors.

                      COMMON STOCK OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

     The following table sets forth the beneficial ownership of shares of Common Stock as of June 19, 1995 for (i) the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"), (ii) each director of the Company owning shares of Common Stock, (iii) the directors and executive officers of the Company as a group and (iv) each person who is known to the Company to be a beneficial owner of more than 5% of the outstanding shares of Common

Stock. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power.

                                                                       NUMBER
                                                                     OF SHARES
                         NAME AND ADDRESS                           BENEFICIALLY
                      OF BENEFICIAL OWNER(1)                           OWNED         PERCENT OF CLASS
- ------------------------------------------------------------------  ------------     ----------------
Irwin L. Lowenstein(2)............................................        84,180             *
Joel T. Lanham(3).................................................        43,439             *
Michael A. Beindorff..............................................         4,857             *
James A. Welch(4).................................................         9,992             *
Joel H. Dugan(5)..................................................        42,712             *
Don L. Chapman(6).................................................         5,500             *
  Tug Manufacturing Corporation
  2652 South Main Street
  Kennesaw, Georgia 30144-3520
James V. Napier(7)................................................         5,000             *
  3343 Peachtree Rd., NE
  Suite 1420-East Tower
  Atlanta, Georgia 30326
Holcombe T. Green, Jr.(8).........................................     2,920,879           31.2%
WPS Investors, L.P................................................     2,912,679           31.2%
  3343 Peachtree Rd., NE
  Suite 1420-East Tower
  Atlanta, Georgia 30326
FMR Corp.(9)......................................................     1,080,900           11.5%
  82 Devonshire Street
  Boston, Massachusetts 02109
All executive officers and directors
  as a group (12 persons)(10).....................................     3,148,638           33.6%

- ---------------

  *  Less than 1%.
 (1) Unless otherwise indicated, the business address of each beneficial owner is the principal executive office of the Company at 4370 Peachtree Road, Atlanta, Georgia 30319.
 (2) Includes 45,000 shares of Common Stock which Mr. Lowenstein has the right to acquire pursuant to options exercisable within 60 days. Excludes 400 shares of Common Stock owned by Mr. Lowenstein's daughters, as to which Mr. Lowenstein disclaims beneficial ownership.
 (3) Includes 29,000 shares of Common Stock which Mr. Lanham has the right to acquire pursuant to options exercisable within 60 days.
 (4) Includes 8,500 shares of Common Stock which Mr. Welch has the right to acquire pursuant to options exercisable within 60 days.
 (5) Includes 19,000 shares of Common Stock which Mr. Dugan has the right to acquire pursuant to options exercisable within 60 days.
 (6) Includes 3,000 shares of Common Stock which Mr. Chapman has the right to acquire pursuant to options exercisable within 60 days.
 (7) Includes 3,000 shares of Common Stock which Mr. Napier has the right to acquire pursuant to options exercisable within 60 days.
 (8) Includes 2,912,679 and 5,700 shares of Common Stock held by WPS Investors, L.P. ("WPS") and RW Holdings ("RW"), respectively. WPS and RW are partnerships controlled by Mr. Green. Also includes 2,500 shares owned by Mr. Green in his capacity as trustee of the HTG Corp. Profit Sharing Plan.

 (9) The information regarding FMR Corp. is given in reliance upon a Schedule 13G, which is dated February 14, 1995, and was filed with the Securities and Exchange Commission. FMR Corp. has sole power of disposition over all such shares and sole voting power with respect to 9,000 of such shares (with no voting power with respect to the remaining shares).
(10) Includes an aggregate of 126,500 shares of Common Stock which may be acquired pursuant to options exercisable within 60 days and excludes 400 shares of Common Stock owned by Mr. Lowenstein's daughters, as to which Mr. Lowenstein disclaims beneficial ownership and 300 shares of Common Stock owned by Barbara Snow's children, as to which Ms. Snow disclaims beneficial ownership.

                             ELECTION OF DIRECTORS

     Under the Bylaws of the Company and the resolutions of the Board of Directors, the number of directors constituting the Board is fixed at five. The Board of Directors has proposed that the shareholders elect as directors the five persons set forth below to serve until the annual meeting of shareholders in 1996 or until their successors are duly elected and qualified. Each nominee is presently a director of the Company and has consented to serve as a director if elected. The Board has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the Annual Meeting any of the nominees should be unable to serve or, for good cause, will not serve, the persons named in the proxy will vote as recommended by the Board to elect substitute nominees recommended by the Board. In no event, however, can a proxy be voted to elect more than five directors.

     The following list contains, as to each nominee, certain biographical information, a brief description of principal occupation and business experience during the past five years, directorships of companies (other than the Company) presently held, and certain other information, which information has been furnished by the respective individuals.

NOMINEES FOR ELECTION

     IRWIN L. LOWENSTEIN joined the Company in 1972 and has served as President, Chief Operating Officer and Director of the Company since 1979. In 1989, Mr. Lowenstein was elected Chief Executive Officer of the Company, and in 1994, Mr. Lowenstein was elected Chairman of the Board of Directors. Mr. Lowenstein is a director of L.A.T. Sportswear, Inc., a sportswear manufacturer and distributor. He is 59 years old.

     HOLCOMBE T. GREEN, JR. has been a director of the Company since 1988, served as Chairman of the Board of the Company from 1988 until July 26, 1994 and currently serves as Chairman of the Executive Committee of the Board of Directors. Mr. Green has been the principal of Green Capital Investors, L.P. ("Green Capital"), a holding company and general partner of RW, since its organization in January 1988. Mr. Green currently is Chairman of the Board of HBO & Company, a provider of hospital information systems, Chairman of the Board and Chief Executive Officer of WestPoint Stevens Inc., a textile manufacturer, and a director of American Buildings Company, a manufacturer of pre-engineered metal building systems, and Georgia Gulf Corporation, a chemical manufacturer. He is 55 years old.

     DON L. CHAPMAN has been a Director of the Company since December 1992. Mr. Chapman was Chief Executive Officer of Opti-World, Inc., an optical products retailer, from January 1983 until April 1995. Mr. Chapman is Principal and Chief Executive Officer of Tug Manufacturing Corp., an airline ground support equipment manufacturer, a position he has held since 1977. Mr. Chapman is a director of ValuJet Airlines, Inc., a regional air transportation company, Omni Insurance Company, a specialty insurance company, and Longhorn Steaks, Inc., a restaurant chain. He is 56 years old.

     JAMES R. KUSE has been a Director of the Company since 1988. Mr. Kuse has been Chairman of Georgia Gulf Corporation since January 1985. Georgia Gulf Corporation was formed to acquire the chemicals division of Georgia-Pacific Corporation in 1984. Mr. Kuse beneficially owns a limited partnership interest of 13.33% in Green Capital. He is 64 years old.

     JAMES V. NAPIER has been a Director of the Company since 1992. Mr. Napier has been Chairman of the Board of Directors of Scientific-Atlanta, Inc., an electronic products company, since December 1992.

Mr. Napier served as Chairman and President of Commercial Telephone Group, Inc., a designer of telephone products, from July 1988 to December 1992 and was a private investor and consultant from April 1986 to July 1988. Mr. Napier is a director of Engelhard Corporation, a manufacturer of specialty chemical and metallurgical products, HBO & Company, Intelligent Systems, Inc., a manufacturer of computer accessories, and Vulcan Materials Company, a producer of chemicals and construction materials from scrap metal. He is 58 years old.

MEETINGS OF THE BOARD OF DIRECTORS

     During the fiscal year ended February 28, 1995, the Board of Directors held four meetings. Each director attended at least 75% of all Board meetings and meetings of the applicable committees on which they served.

CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established standing Audit and Compensation Committees, but does not maintain a Nominating Committee.

     AUDIT COMMITTEE. The Audit Committee, which is currently composed of Messrs. Kuse and Napier, is responsible for (i) recommending independent auditors, (ii) reviewing with the independent auditors the scope and results of the audit engagement, (iii) monitoring the Company's financial policies, activities of the Company's internal audit department and control procedure and
(iv) reviewing and monitoring the provision of non-audit services by the Company's auditors. During the fiscal year 1995, the Audit Committee held one meeting.

     COMPENSATION COMMITTEE. The Compensation Committee is currently composed of Messrs. Green, Chapman and Kuse. Mr. Kuse is chairman of the Committee. The Compensation Committee is responsible for establishing all compensation for the Company's executive officers and administering the 1991 Stock Option Plan. During the fiscal year 1995, the Compensation Committee held one meeting.

COMPENSATION OF DIRECTORS

     With the exception of Mr. Lowenstein, each director receives compensation of $1,000 per month, $1,000 for attendance at each meeting of the Board of Directors and $500 for attendance at each committee meeting.

     THE ELECTION OF A DIRECTOR REQUIRES OF A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING.

     THE BOARD RECOMMENDS A VOTE FOR IRWIN L. LOWENSTEIN, DON L. CHAPMAN, HOLCOMBE T. GREEN, JR., JAMES R. KUSE AND JAMES V. NAPIER TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 1996 OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED, WHICHEVER IS LATER.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table sets forth certain information concerning the compensation paid to the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                       ANNUAL COMPENSATION             ------------
                                              --------------------------------------    SECURITIES     ALL OTHER
             NAME AND                FISCAL                           OTHER ANNUAL      UNDERLYING    COMPENSATIONS
        PRINCIPAL POSITION            YEAR    SALARY($)   BONUS($)   COMPENSATION($)    OPTIONS(#)       ($)(1)
- -----------------------------------  ------   ---------   --------   ---------------   ------------   ------------
Irwin L. Lowenstein................   1995     360,000    361,390             --               --        32,319
  Chairman of the Board and Chief     1994     335,000    337,371             --          125,000        32,219
  Executive Officer                   1993     315,500    132,168             --               --        33,229
Joel T. Lanham.....................   1995     205,000    276,062             --               --         4,797
  President and Chief Operating       1994     185,000    186,309             --           85,000         4,777
  Officer                             1993     167,002     86,503             --               --         4,579
Michael A. Beindorff(2)............   1995     150,000    150,579             --               --         1,250
  Senior Vice President, Marketing    1994      75,000     50,000             --           40,000            --
James A. Welch.....................   1995     128,159    133,012         27,728(3)        17,500         2,883
  Senior Vice President, Store        1994      93,538     76,931             --           17,500         2,799
  Operations                          1993      88,000     40,000             --               --         2,560
Joel H. Dugan......................   1995     137,500    138,031             --               --         4,399
  Senior Vice President, Finance      1994     125,000    125,885             --           55,000         4,854
  and Administration                  1993     115,000     92,868             --               --         4,158

- ---------------

(1) All Other Compensation paid during the fiscal year 1995 includes the following: (i) Company contributions to the Savings Plan: Mr.
     Lowenstein -- $4,883; Mr. Lanham -- $4,797; Mr. Beindorff -- $1,250; Mr. Welch -- 2,883; and Mr. Dugan -- $4,399; (ii) premiums paid for permanent disability insurance for Mr. Lowenstein in the amount of $3,424 and (iii) premiums paid by the Company for a life insurance policy for Mr. Lowenstein in the amount of $24,012.

     All Other Compensation paid during the fiscal year 1994 includes the following: (i) Company contributions to the Savings Plan: Mr.
     Lowenstein -- $4,783; Mr. Lanham -- $4,777; Mr. Welch -- $2,799; and Mr. Dugan -- $4,854; (ii) premiums paid for permanent disability insurance for Mr. Lowenstein in the amount of $3,424 and (iii) premiums paid by the Company for a life insurance policy for Mr. Lowenstein in the amount of $24,012.

     All Other Compensation paid during the fiscal year 1993 includes the following: (i) Company contributions to the Savings Plan: Mr.
     Lowenstein -- $5,793; Mr. Lanham -- $4,579; Mr. Welch -- $2,560; and Mr. Dugan -- $4,158; (ii) premiums paid for permanent disability insurance for Mr. Lowenstein in the amount of $3,424 and (iii) premiums paid by the Company for a life insurance policy for Mr. Lowenstein in the amount of $24,012.

(2) Mr. Beindorff was hired by the Company in September, 1993.

(3) Includes an automobile allowance of $6,450, reimbursed relocation expenses of $14,784 and $6,494 paid to Mr. Welch for the reimbursement of taxes.

OPTION GRANTS

     The following table sets forth certain information regarding stock options granted to James A. Welch during the fiscal year 1995. No stock options were granted to the other Named Executive Officers during the fiscal year 1995.

                          OPTION GRANTS IN FISCAL 1995

                                                                                             POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED ANNUAL
                                  NUMBER OF    PERCENTAGE OF                                 RATES OF STOCK PRICE
                                  SECURITIES   TOTAL OPTIONS    EXERCISE                    APPRECIATION FOR OPTION
                                  UNDERLYING    GRANTED TO         OR                               TERM($)
                                   OPTIONS     EMPLOYEES IN    BASE PRICE   EXPIRATION     -------------------------
              NAME                GRANTED(1)    FISCAL YEAR      ($/SH)        DATE           5%              10%
- --------------------------------  ----------   -------------   ----------   ----------     --------        ---------
James A. Welch..................     7,500          10.6%        18.875      2/28/2005      $88,650         $225,638
                                    10,000          14.0%         14.50      5/11/2004      $91,200         $231,100

- ---------------

(1) The options reflected in the table are incentive stock options under Sections 422 of the Internal Revenue Code of 1986, as amended (the "Code") and were granted on May 11, 1994 and February 28, 1995. The exercise price of each option granted was determined by the Compensation Committee and was equal to the fair market value of the Common Stock on the date of grant. The options granted vest in increments of one-fifth on each of the five anniversaries of the first fiscal year end following the grant date; provided, however, that (i) options will not vest prior to the last day of the six month period which begins on the grant date and (ii) no options may be exercised more than ten years after the date of grant. The options are subject to early vesting in the event of the optionee's death, disability or retirement. Upon a "change in control" of the Company (as defined in the Rhodes, Inc. 1991 Stock Option Plan (the "1991 Stock Option Plan")), all options then outstanding will become immediately exercisable in full.

AGGREGATED OPTION EXERCISES

     The following table sets forth certain information with respect to the number of shares of Common Stock underlying unexercised options held by the Named Executive Officers as of February 28, 1995. No stock options were exercised by Named Executive Officers during the fiscal year 1995, and none of such options were in-the-money options at the end of the fiscal year 1995.

                         FISCAL-YEAR END OPTION VALUES

                                                                   NUMBER OF SECURITIES UNDERLYING
                                                                  UNEXERCISED OPTIONS AT FY-END (#)
                                                                  ---------------------------------
                              NAME                                EXERCISABLE         UNEXERCISABLE
- ----------------------------------------------------------------  -----------         -------------
Irwin L. Lowenstein.............................................     45,000               80,000
Joel T. Lanham..................................................     29,000               56,000
Michael A. Beindorff(1).........................................     16,000               24,000
James A. Welch..................................................      8,500               26,500
Joel H. Dugan...................................................     19,000               36,000

- ---------------

(1) Mr. Beindorff resigned from the Company, effective April 28, 1995, and surrendered all Company stock options in connection with his resignation. These options were cancelled by the Company, effective April 28, 1995.

PENSION AND SUPPLEMENTAL PLANS

     The following table sets forth the range of estimated combined annual benefits payable under the Rhodes, Inc. Employees Pension Plan (the "Pension Plan") and the Rhodes, Inc. Supplemental Employees' Pension Plan (the "Supplemental Plan") to participants in specified compensation and years of service classifications, upon retirement of such participants at age 65. The amounts set forth below are unreduced for Social Security and compensation limits set by the Internal Revenue Code of 1986, as amended (the "Code").

                      PENSION AND SUPPLEMENTAL PLAN TABLE

                                                              YEARS OF SERVICE
                                          --------------------------------------------------------
              REMUNERATION                   15          20          25          30          35
- ----------------------------------------  --------    --------    --------    --------    --------
$125,000................................  $ 23,437    $ 31,250    $ 39,062    $ 46,875    $ 54,688
$150,000................................  $ 28,125    $ 37,500    $ 46,875    $ 56,250    $ 65,625
$175,000................................  $ 32,813    $ 43,750    $ 54,688    $ 65,625    $ 76,562
$200,000................................  $ 37,500    $ 50,000    $ 62,500    $ 75,000    $ 87,500
$225,000................................  $ 42,189    $ 56,250    $ 70,312    $ 84,375    $ 98,437
$250,000................................  $ 46,875    $ 62,500    $ 78,125    $ 93,750    $109,375
$300,000................................  $ 56,250    $ 75,000    $ 93,750    $112,500    $131,250
$400,000................................  $ 75,000    $100,000    $125,000    $150,000    $175,000
$450,000................................  $ 84,375    $112,500    $140,625    $168,750    $196,875
$500,000................................  $ 93,750    $125,000    $156,250    $187,500    $218,750
$550,000................................  $103,125    $137,500    $171,875    $206,250    $240,625
$600,000................................  $112,500    $150,000    $187,500    $225,000    $262,500
$650,000................................  $121,875    $162,500    $203,125    $243,750    $284,375
$700,000................................  $131,250    $175,000    $218,750    $262,500    $306,250
$750,000................................  $140,625    $187,500    $234,375    $281,250    $328,125
$800,000................................  $150,000    $200,000    $250,000    $300,000    $350,000
$850,000................................  $159,375    $212,500    $265,625    $318,750    $371,875

     The Pension Plan has been in effect since February 1, 1968 and covers all employees (including officers and directors who are employees) meeting certain standards as to age and length of service with the Company. Amounts payable under the Pension Plan are based upon amounts received by a participant for personal service to the Company during his or her last five years of employment. The compensation upon which these amounts are based includes all pay reported by the Company on Form W-2 as taxable income and pre-tax employee contributions to the Savings Plan and other Company plans. All salary and bonus amounts shown in the Summary Compensation Table constitute covered compensation under the Pension Plan. Participants become fully vested in their accrued benefits under the Pension Plan upon completion of five years of vesting service with the Company, as defined in the Pension Plan.

     The Company has also established a Supplemental Plan, effective March 1, 1995, to pay benefits to certain Pension Plan participants which exceed the benefits payable to such participants under the Pension Plan as a result of federal tax restrictions. The Supplemental Plan provides these benefits to certain officers of the Company who earn annual compensation in excess of the compensation limits imposed by the Code. Under the Supplemental Plan, participants eligible for a retirement benefit under the Pension Plan are entitled to receive a monthly retirement benefit equal to the difference between
(i) the monthly benefit that would be payable under the Pension Plan without regard to the Code compensation limits or maximum benefit limit applicable to the Pension Plan and (ii) the monthly retirement benefit payable under the Pension Plan. Supplemental Plan benefits will be paid at the same time and in the same form as benefits are paid under the Pension Plan, and amounts payable under the Supplemental Plan are based on the same compensation on which amounts payable under the Pension Plan are based. Participants in the Supplemental Plan become fully vested in their accrued benefits under the Supplemental Plan at the same time as they become fully vested in accrued benefits under the Pension Plan. Benefits under the Pension Plan and the Supplemental Plan are computed on a straight-life annuity basis and are subject to deduction for Social Security benefits payable to the participant.

     As of February 28, 1995, Messrs. Lowenstein, Lanham, Beindorff, Welch and Dugan had twenty-two, eighteen, one, eight and ten credited years of service, respectively, under the Pension and Supplemental Plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The directors serving on the Compensation Committee of the Board of Directors during the fiscal year 1995 were Messrs. Green, Kuse and Chapman. With the exception of Mr. Green, none of these individuals are or have ever been officers or employees of the Company. During the fiscal year 1995, no executive officer of the Company served as a director of any corporation for which any of these individuals served as an executive officer, and there were no other compensation committee overlocks with the companies with which these individuals or the Company's other directors are affiliated.

COMPENSATION AGREEMENT

     In July 1994, Mr. Lowenstein and Mr. Green entered into letter of understanding, which provided that, notwithstanding the occurrence of certain events, including the death or disability of Mr. Green or a change in control of the Company, the Company would continue to pay Mr. Lowenstein (i) an annual minimum base salary of $360,000, (ii) an annual minimum guaranteed bonus equal to the annual minimum guaranteed bonus paid to Mr. Lowenstein for the fiscal year 1994 and (iii) health insurance, life insurance, disability insurance, club dues and other benefits comparable to the level of benefits provided to him during the fiscal year 1994 through and including the fiscal year ending February 28, 1999.

                         STOCK PRICE PERFORMANCE GRAPH

     The following stock price performance graph compares the Company's performance to the S&P 500 Index and to a self-constructed group of the Company's peers (the "Peer Group")(1). The stock price performance graph assumes an investment of $100 in each of the Company, the companies listed in the S&P 500 Index, the companies that are included in the Peer Group on June 18, 1993(2) and further assumes the reinvestment of all dividends.

                                   (GRAPH)

      Measurement Period                          S&P 500
    (Fiscal Year Covered)        Rhodes, Inc.      Index            Peer Group
6/93                                    100.00          100.00          100.00
2/94                                    160.42          107.00          135.77
2/95                                     98.96          115.00           86.86

- ---------------
(1) The Peer Group includes the following companies: Haverty Furniture Company, Inc., Heilig Meyers Company and Levitz Furniture, Inc. Levitz Furniture, Inc. completed an initial public offering of its common stock on July 2, 1993. Information with respect to the Peer Group assumes that the appropriate number of Levitz shares were available to be purchased at the initial public offering price on June 18, 1993.
(2) The Company priced the initial public offering of its Common Stock on June 18, 1993.

     THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                              CERTAIN TRANSACTIONS

     In December 1994, the Company made an advance to Green Capital in the amount of $2 million. Interest accrued on the outstanding principal at a rate of 10% per annum, and the total interest paid by Green

Capital to the Company was approximately $3,889. Such advance was repaid on January 9, 1995. No advances were outstanding as of the end of the fiscal year 1995 or the date of this statement.

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed entirely of non-employee directors and is responsible for (i) establishing salaries, bonuses and other compensation for the Company's executive officers and (ii) awarding stock options under the 1991 Stock Option Plan. Set forth below is a discussion of the compensation policies established by the Compensation Committee which are applicable to the Company's executive officers, the executive officers' compensation program for the last fiscal year, and the Chief Executive Officer's compensation for the last fiscal year.

EXECUTIVE COMPENSATION POLICY

     The Executive Compensation Policy of the Company is designed to accomplish the following goals:

     - To provide compensation levels that are consistent with the Company's business plan, financial objectives and operating performance;

     - To reward performance that facilitates the achievement of business plan goals;

     - To motivate executives to achieve strategic operating objectives; and

     - To align the interest of executives with those of stockholders and the long-term interest of the Company by providing long-term incentive compensation in the form of stock options.

     The Executive Compensation Policy reflects the Company's desire to provide levels of compensation that integrate compensation with the Company's annual and long-term performance goals, reward above average corporate performance and allow the Company to attract and retain qualified executives. In light of these objectives, the principal components of the Company's executive compensation program for the fiscal year 1995 were base salaries, annual bonuses and stock options.

ELEMENTS OF EXECUTIVE OFFICER 1995 COMPENSATION

     BASE SALARY. Each executive officer's base salary (including the Chief Executive Officer's base salary) is based upon a subjective analysis of a number of factors, including anticipated contribution to the operation of the Company and the responsibilities, expertise and length of service of the executive officer. Each executive officer's base salary is reviewed annually and generally adjusted to account for inflation, any change in the executive officer's responsibilities and the executive officer's overall performance.

     ANNUAL BONUSES. Each executive officer, including the Chief Executive Officer, is eligible to receive an annual cash bonus. Annual bonuses generally are paid pursuant to a bonus program established at the beginning of a fiscal year in connection with the preparation of the Company's annual operating budget for such year. Under this bonus program, an executive officer (including the Chief Executive Officer) is eligible to receive a bonus equal to a specified percentage of an amount determined annually by the Compensation Committee (the "Bonus Pool"). The amount included in the Bonus Pool varies depending on whether the Company meets or exceeds certain targets with respect to its planned income before interest expense and taxes for the fiscal year. If the Company meets or exceeds a specified income target, each executive officer receives a percentage of the Bonus Pool equal to that executive officer's base salary divided by the aggregate amount of base salaries paid to all executive officers. Accordingly, in connection with determining the specific percentage for any particular executive officer, the executive officer's performance during the preceding fiscal year is deemed relevant in calculating that officer's bonus.

     STOCK OPTIONS. Under the 1991 Stock Option Plan, all executive officers, including the Chief Executive Officer, are eligible to receive discretionary stock options. Stock option grants serve to align the interest of executives with those of stockholders and the long-term interest of the Company. Stock options were granted to Mr. Welch in February 1995 and the grant of these stock options was based upon an evaluation by the

Compensation Committee, acting upon recommendations of the Chairman of the Board, of Mr. Welch's performance as well as the Company's overall financial performance to date and the desirability of long-term service from Mr. Welch.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation of Mr. Lowenstein, the Company's Chief Executive Officer, is consistent with the compensation policy of the Company and is based upon a subjective analysis of Mr. Lowenstein's performance with strong consideration given to the Company's performance. As a result, the compensation for Mr. Lowenstein for the fiscal year 1995 was $753,709 and included a base salary of $360,000, an annual bonus of $361,390 and other forms of compensation, including
(i) the payment of disability and life insurance premiums and (ii) contributions made by the Company on Mr. Lowenstein's behalf through the Company's Savings Plan. Mr. Lowenstein's base salary for the fiscal year 1996 will be $360,000. The amount of the bonus was based upon the bonus program described above and resulted from the Company's operating performance during the fiscal year 1995.

DEDUCTIBILITY LIMITATION

     The Company does not anticipate that any executive officer's compensation will be subject to the $1 million deductibility limitation of Section 162(m) of the Internal Revenue Code. In the event that the Compensation Committee considers awarding compensation in the future which could not be deductible under Section 162(m), the Committee will consider what actions, if any, should be taken to seek to make such compensation deductible.

                                          Compensation Committee

                                          James R. Kuse, Chairman
                                          Holcombe T. Green, Jr.
                                          Don L. Chapman

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Arthur Andersen LLP, subject to ratification by the shareholders at the Annual Meeting, as auditors of the Company for the fiscal year 1996. The predecessor of Arthur Andersen LLP, Arthur Anderson & Co., has audited the Company's financial statements since 1979. Should this firm be unable to perform the requested services for any reason or not be ratified by the shareholders, the Directors will appoint other independent auditors to serve for the remainder of the year. Representatives of Arthur Andersen LLP will be present at the annual meeting of shareholders, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS REQUIRES THE APPROVAL OF A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                 OTHER MATTERS

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file certain reports with respect to each such person's beneficial ownership of the Company's Common Stock. In addition, Item 405 of Regulation S-K requires the Company to identify in its Proxy Statement each reporting person that failed to file on a timely basis reports required by
Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal year. The initial statement of beneficial ownership on Form 3 for the month of August 1994 for Mr. James Welch, an executive officer of the Company, was not filed on a timely basis.

EXECUTION OF PROXY

     If the Common Stock owned by a shareholder is registered in the name of more than one person, each such person should sign the enclosed proxy. If the proxy is signed by an attorney, executor, administrator, trustee, guardian or by any other person in a representative capacity, the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of appointment.

ANNUAL REPORT TO SHAREHOLDERS

     The Annual Report of the Company for the fiscal year 1995, including audited financial statements, has been previously mailed to shareholders. The Annual Report does not form any part of the material for the solicitation of proxies.

ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY SHAREHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON JUNE 19, 1995, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT EXHIBITS THERETO. The Company will provide copies of the exhibits, should they be requested by eligible shareholders, and the Company may impose a reasonable fee for providing such exhibits. Request for copies of the Company's Annual Report on Form 10-K should be mailed to:

                                          Rhodes, Inc.
                                          4370 Peachtree Road
                                          Atlanta, Georgia 30319
                                          Attention: Joel H. Dugan
                                                Senior Vice President,
                                                Finance and Administration

SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at the Company's 1996 Annual Meeting of Shareholders must be received by the Company on or before February 27, 1996 to be eligible for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the meeting. However, if any other matters should come before the meeting, the persons named in the proxy will vote such proxy in accordance with their judgment.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more employees of the Company. The Company also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's stock. The Company has not retained any third party to assist in the solicitation of proxies with respect to shares of the Company's stock held of record by brokers, nominees and institutions or other holders.

                                          Joel H. Dugan
                                          Senior Vice President and
                                          Secretary

Atlanta, Georgia
June 26, 1995

                                                                     APPENDIX A

                                  RHODES, INC.

                                     PROXY
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                ANNUAL MEETING OF SHAREHOLDERS ON JULY 24, 1995

   The undersigned hereby appoints Irwin L. Lowenstein, Joel T. Lanham and Joel
H. Dugan and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of Rhodes, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Monday, July 24, 1995, at 10:00 a.m., local time, at 4370 Peachtree Road, Atlanta, Georgia, 30319, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Annual Meeting of Shareholders or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

   1. To elect five (5) directors to serve until the 1996 Annual Meeting of
Shareholders:

/ /  FOR all nominees listed (except as marked below to the contrary)
     Irwin L. Lowenstein                         Holcombe T. Green, Jr.                      James V. Napier
     Don L. Chapman                              James R. Kuse

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
             A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

/ /  WITHHOLD AUTHORITY to vote for all nominees listed
     Irwin L. Lowenstein                         Holcombe T. Green, Jr.                      James V. Napier
     Don L. Chapman                              James R. Kuse

   2. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending February 29, 1996.

     FOR / /                                     AGAINST / /                                 ABSTAIN / /

                 (Continued and to be signed on the other side)

                        (Continued from the other side)

   THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ABOVE-STATED PROPOSALS.

                                           Date:                          , 1995
                                                --------------------------

                                           -------------------------------------

                                           -------------------------------------

                                           Please sign exactly as your name or
                                           names appear hereon. For more than
                                           one owner as shown above, each should
                                           sign. When signing in a fiduciary or
                                           representative capacity, please give
                                           full title. If this proxy is
                                           submitted by a corporation, it should
                                           be executed in the full corporate
                                           name by a duly authorized officer, if
                                           a partnership, please sign in
                                           partnership name by authorized
                                           person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON JULY 24, 1995. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.